EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-179995) on Form S-8 of UIL Holdings Corporation of our report dated June 26, 2013, relating to our audit of the financial statements and supplemental schedules of The Southern Connecticut Gas Company Target Plan, which appears in this Annual Report on Form 11-K of The Southern Connecticut Gas Company Target Plan for the year ended December 31, 2012.

/s/ Baker Newman & Noyes
Portland, Maine	Limited Liability Company
June 26, 2013